EXHIBIT 10.10
Mindspeed Technologies, Inc. (the “Company”) has entered into an agreement with each of the following persons, which is substantially identical, except as set forth below, to the form of Employment Agreement filed as Exhibit 10.9 to this Annual Report on Form 10-K.
Najabat H. Bajwa
Kurt F. Busch
Ron Cates
Jing Cao
Raouf Y. Halim
Gerald J. Hamilton
Bret W. Johnsen
Anil S. Mankar
Thomas J. Medrek
Thomas O. Morton
Preetinder S. Virk
The multiple set forth in Section 6(i)(B) of the Employment Agreement for Mr. Halim is three and the multiple set forth in Section 6(i)(B) of the Employment Agreement for the other persons is two.